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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     May 1, 2005
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                                ICU MEDICAL, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-19974                  33-0022692
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

951 Calle Amanecer, San Clemente, California                        92673
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  (Address of principal executive offices)                       (Zip Code)

                                 (949) 366-2183
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               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01     Entry into a Material Definitive Agreement

         On May 1, 2005, the Company and Hospira, Inc. ("Hospira") agreed to amend the Asset Purchase Agreement dated February 25, 2005 under which the Company agreed to acquire Hospira's Salt Lake City, Utah, manufacturing facility, related capital equipment and certain inventories for approximately $35 million in cash. The principal amendments were to set the closing date for May 1, 2005, and to remove the assets used to manufacture the Surgicare product line from the Agreement and reduce the purchase price by approximately $3 million.


Item 2.01     Completion of Acquisition or Disposition of Assets

         On May 1, 2005, the Company completed the acquisition from Hospira of its Salt Lake City, Utah, manufacturing facility, related capital equipment and certain inventories for $32.1 million in cash, subject to certain post-closing adjustments. The assets acquired included the land and building comprising the manufacturing facility, raw materials and work-in-process inventories and manufacturing equipment consisting primarily of molds, molding machines and assembly machines used to manufacture Hospira's critical care products, including medical devices such as catheters, angiography kits and cardiac monitoring systems.

         The Company and Hospira are parties to a twenty-year Manufacturing, Commercialization and Development Agreement ("MCDA") that became effective on the completion of the acquisition described above. Under the MCDA, the Company will produce for sale to Hospira on an exclusive basis substantially all the products formerly manufactured by Hospira at the Salt Lake City facility. Hospira will retain commercial responsibility for the products the Company will be producing, including sales, marketing, distribution, customer contracts, customer service and billing. The majority of the products to be produced under the MCDA are Hospira's critical care products. The Company has also committed to fund certain research and development to improve critical care products and develop new products for sale to Hospira, and has committed to provide certain sales specialist support.

         The Company and Hospira are also parties to two other agreements under which the Company sells products to Hospira and Hospira has conditional exclusive and nonexclusive rights to distribute those products worldwide. Sales to Hospira accounted for 53% and 61% of the Company's revenue in 2004 and the first quarter of 2005, respectively.

         The $32.1 million purchase price for the acquired assets was determined by negotiation between the Company and Hospira.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2005

                                                 ICU MEDICAL, INC.



                                                 /s/ Francis J. O'Brien
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                                                 Francis J. O'Brien
                                                 Secretary, Treasurer and
                                                 Chief Financial Officer